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                                                                 Exhibit 5.1




                                December 29, 1999

                                                                 25716-0001
FiNet.com, Inc.
2527 Camino Ramon, Suite 200
San Ramon, CA  94583

                         REGISTRATION STATEMENT ON FORM S-3

     Ladies and Gentlemen:

     We have acted as counsel to FiNet.com, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on December 29, 1999 for the purpose of registering under the Securities Act of 1933, as amended, 600,000 shares of its Common Stock, par value $0.01 (the "Shares").

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

     In rendering our opinion, we have examined the following records, documents and instruments:

(a) The Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of June 1, 1999, and plain copies of the Certificate of Incorporation dated as of December 22, 1999 and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

(b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Company relating to the Shares, and the Registration Statement, and (ii) certifying as to certain factual matters;

(d)  The Registration Statement;


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FiNet.com, Inc.
December 29, 1999                                                       Page 2


(e) A letter from Continental Stock Transfer & Trust Company, the Company's transfer agent, dated December 23, 1999, as to the number of shares of the Company's Common Stock that were outstanding on December 23, 1999.

     This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the full consideration stated in the purchase agreement pursuant to which the Shares were purchased was paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration at least equal to the par value thereof, (iii) appropriate certificates evidencing the Shares were executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares were legally issued, and are fully paid and nonassessable.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Heller Ehrman White & McAuliffe